Exhibit 10.5
AMENDMENT 2018-1
NORDSTROM 401(k) PLAN
(2014 Restatement)

The Nordstrom 401(k) Plan (the “Plan”) is hereby amended as follows, pursuant to Plan Sections 15.2 and 15.5-1, to clarify certain provisions and amend certain provisions, including changing the definition of disability, the rules related to automatic enrollment, legacy provisions related to vesting of matching contribution accounts, break in service rules, accelerated benefit options, partial withdrawals, required minimum distributions, and participant loans. These amendments will be effective as indicated below:

1.    Section 2.7 (Disability) is amended effective April 1, 2018 by deleting that section in its entirety and replacing it with the following:

Disability means that a Participant is determined to be eligible for benefits under the Company’s long-term disability plan then in effect or is determined to be disabled by the Social Security Administration.

2.    Effective January 1, 2018, Section 5.2-2(a) is replaced in its entirety with the following:

Application of Automatic Enrollment Rules. Each Participant with an Employment Commencement Date on or after January 1, 2004 but who has not otherwise made an affirmative election to make (or not to make) Elective Deferrals under Section 5.2-1, shall automatically be enrolled in the Plan on his or her Automatic Enrollment Date.

3.    Section 8.1-2(c) (Matching Contribution - Employed Before Certain Dates) is eliminated in its entirety effective January 1, 2018.

4.    Section 8.5-1(b) (Account After the Break) is amended effective January 1, 2018 by replacing the first sentence with the following:

Service prior to a Break in Vesting Service will be taken into account in determining a Participant’s vested interest in his or her account after the Break in Vesting Service.

5.    Section 9.5 (Accelerated Benefit Option) is amended effective January 1, 2018 by replacing the second sentence of that paragraph with the following:

The Participant entitled to receive a distribution pursuant to this accelerated benefit option may receive a distribution of any Rollover Account, in addition to any vested Employer Profit Sharing Contributions and Employer Matching Contributions, including earnings thereon.

6.    The last sentence of Section 10.6 (Partial Withdrawals) is deleted effective January 1, 2018.

7.    New Section 11.7 is added effective January 1, 2019 as follows:

11.7    Source of Funds for Required Minimum Distributions. The Plan Administrator or its delegate is authorized to adopt such policies, procedures and protocols as it deems necessary for the efficient administration of the Plan regarding the source of funds used to make required minimum distributions under this Article XI.

8.    Section 18.1-1 is amended effective January 1, 2018 by replacing the entire section with the following:

18.1-1.        Participant’s Right to Borrow. Participants and Beneficiaries who are parties in interest under section 3(14) of ERISA shall have the right to borrow from their Elective Deferral Contribution accounts, Employer Matching Contributions accounts, and Employer Profit Sharing Contributions accounts on a reasonably equivalent basis and subject to prior approval by the Administrator. Application for a loan must be submitted to the Administrator on such form(s) and in such manner as the Administrator may require. Approval shall be granted or denied as specified in 18.1-2 on the terms specified in 18.1-3. For purposes of this 18.1, but only to the extent required by Department of Labor Regulation § 2520.408b-1, the term “Participant” shall include any Employee, former Employee, beneficiary or alternate payee under a qualified domestic relations order, as defined in Code § 414(p), who has an interest in the Plan that is not contingent. A beneficiary shall not be eligible for a loan unless all events needed to make such beneficiary’s rights unconditional have occurred.

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IN WITNESS WHEREOF, pursuant to proper authority, this Amendment 2018-1 has been executed on behalf of the Company this ________ day of ________________, 2018.

NORDSTROM, INC.

By:    ________________________________________
Christine Deputy
Title:
Chief Human Resources Officer